As filed with the Securities and Exchange Commission on September 7, 2007

Registration No: 333-145511

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERITAGE OAKS BANCORP

(Exact Name of Registrant as Specified in Its Charter)

California	6021	77-0388249
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

545 12th Street
Paso Robles, California 93446
(805) 239-5200

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant's Principal and Executive Offices)

Lawrence P. Ward
Heritage Oaks Bancorp

President and Chief Executive Officer
545 12th Street
Paso Robles, California 93446
(805) 239-5200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kenneth E. Moore, Esq. Reitner, Stuart & Moore 1319 Marsh Street San Luis Obispo, CA 93401	Steven M. Plevin, Esq. Nixon Peabody LLP One Embarcadero Center, 18th Floor San Francisco, CA 94111

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Explanatory Note

This Amendment No. 1 to Registration Statement on Form S-4 is being filed to include in a revised Part II the two exhibits that were not filed with the original S-4. This amendment includes only the revised Part II and related exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 20. Indemnification of Directors and Officers

Heritage Oaks Bancorp, as a California corporation, is subject to the California General Corporation Law (the “CGCL”), which provides a detailed statutory framework covering indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful “on the merits” in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation’s articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

The Bylaws of Heritage Oaks Bancorp provide that it shall, to the maximum extent permitted by the CGCL, have power to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation, and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law.

Directors’ and Officers’ Liability Insurance

Heritage Oaks Bancorp presently maintains a policy of directors’ and officers’ liability insurance that provides coverage sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Exhibit
2.1	Agreement to Merge and Plan of Reorganization, dated May 29, 2007 – Appendix A of the Proxy Statement – Prospectus*
3.1	Articles of Incorporation of Heritage Oaks Bancorp(1)
3.1.1	Certificate of Amendment of Articles of Incorporation of Heritage Oaks Bancorp(2)
3.2	Bylaws of Heritage Oaks Bancorp(3)
4.1	Specimen share certificate(1)
5.1	Opinion of Reitner, Stuart & Moore*
8.1	Tax Opinion of Katten Muchin Rosenman LLP*
10.1	1990 Stock Option Plan(1)
10.2	Form of Stock Option Agreement(1)
10.3	Lawrence P. Ward Employment Letter Agreement, dated February 28, 2002(4)
10.4	401 (k) Pension and Profit Sharing Plan(5)
10.5	The Company 1995 Bonus Plan(4)
10.6	Salary Continuation Agreement with Lawrence P. Ward(6)
10.7	Salary Continuation Agreement with Gwen R. Pelfrey(4)
10.8	Woodland Shopping Center Lease(4)
10.9	1135 Santa Rosa Street Lease(7)
10.10	Lease Agreement for Cambria Branch Office(8)
10.11	1997 Stock Option Plan, as amended(9)
10.12	Form of Stock Option Agreement(9)
10.13	Madonna Road Lease(10)
10.14	Lease for Santa Maria branch commencing November 1, 1998(11)
10.15	Master data processing agreement with Mid West payment Systems, Inc. commencing October 1, 1998(11)
10.16	Salary Continuation Agreement with Margaret A. Torres(12)
10.17	Salary Continuation Agreement with Paul Tognazzini(4)
10.18	Atascadero Branch Lease entered into on March 31, 1999(12)
10.19	Service Bureau Processing Agreement entered into between Alltel Information Services, Inc. and Heritage Oaks Bank, dated August 1, 1999(12)
10.20	Asset Purchase Agreement entered into between Travelex America, Inc. and Heritage Oaks Bank, dated November 21, 2000(3)
10.21	Change in Terms Agreement and Business Loan Agreement entered into between the Company and Pacific Coast Banker's Bank on November 8, 2000(4)
10.22	Executive Salary Continuation Agreement dated February 1, 2002 between Heritage Oaks Bank and Margaret A. Torres(13)
10.23	Executive Salary Continuation Agreement dated February 1, 2002 between Heritage Oaks Bank and Paul Tognazzini(13)
10.24	Executive Salary Continuation Agreement dated February 1, 2002 between Heritage Oaks Bank and Gwen R. Pelfrey(13)
10.25	Executive Salary Continuation Agreement dated February 1, 2002 between Heritage Oaks Bank and Gloria Brady(13)

Exhibit No.	Exhibit
10.26	Executive Salary Continuation Agreement dated February 1, 2002 between Heritage Oaks Bank and Joe Carnevali(13)
10.27	Executive Salary Continuation Agreement dated February 1, 2002 between Heritage Oaks Bank and Donna Breuer(13)
10.28	Executive Salary Continuation Agreement dated February 1, 2002 between Heritage Oaks Bank and Chris Sands(13)
10.29	Money Access Services Processing Agreement for ATM processing, signed on October 3, 2002(14)
10.30	The Company Employee Stock Ownership Plan, Summary Plan Description(15)
10.31	The Company Employee Stock Ownership Plan, Summary of Material Modifications to the Summary Plan Description dated July 2002(15)
10.32	A Construction Agreement dated February 12, 2003 between Heritage Oaks Bank and HBE Financial Facilities, a Division of HBE Corporation(16)
10.33	Executive Salary Continuation Agreement dated July 1, 2003 between Heritage Oaks Bank and Mark Stasinis(17)
10.34	Executive Salary Continuation Agreement dated July 1, 2003 between Heritage Oak Bank and Kelley Stolz(17)s
10.35	Executive Salary Continuation Agreement dated July 1, 2003 between Heritage Oaks Bank and Paul Deline(17)
10.36	Executive Salary Continuation Agreement dated July 1, 2003 between Heritage Oaks Bank and Mitch Massey(17)
10.37	Employment Agreement with David Duarte, President and Chief Operating Officer of Hacienda Bank, dated September 5, 2003(18)
10.38	Promissory Note executed on October 3, 2003 for $3.5 million with Pacific Coast Bankers Bank(18)
10.39	Employment Agreement with Lawrence P. Ward, President and Chief Executive Officer of Heritage Oaks Bank, dated February 1, 2004(19)
10.40	Executive Salary Continuation Agreement dated November 1, 2003 between Hacienda Bank and David Duarte(19)
10.41	Fifth Amendment to Service Bureau Processing Agreement dated June 19, 2004 between Fidelity Information Services, Inc. and Heritage Oaks Bank(20)
10.42	Atascadero Branch Lease entered into on July 15, 2005(21)
10.43	Purchase and Sale Agreement between First States Group, L.P. and Heritage Oaks Bank and dated May 11, 2007(22)
10.44	Form of Agreement providing for change in control benefits to each of Margaret A. Torres, Gwen R. Pelfrey, Mark W. Stasinis and Paul Tognazzini and dated July 23, 2007(23)
21	Subsidiaries of Heritage Oaks Bancorp: (1) Heritage Oaks Bank, a California banking corporation; (2) Heritage Oaks Capital Trust II, a Delaware Business Trust
23.1	Consent of Sandler O’Neill & Partners, L.P.*
23.2	Consent of Vavrinek, Trine, Day & Co.
23.3	Consent of Vavrinek, Trine, Day & Co.
23.4	Consent of Katten Muchin Rosenman LLP (to be included in Exhibit 8.1)*
23.5	Consent of Reitner, Stuart & Moore (included in Exhibit 5.1)*
23.6	Consent of Michael Behrman, M.D.
24	Power of Attorney*
99.1	Form of Proxy for Business First National Bank

*	previously filed
(1)	Incorporated by reference from the Registration Statement on Form S-4 No. 33-77504 filed with the SEC on April 8, 1994.
(2)	Incorporated by reference to the Company's 10-KSB for the year ending December 31, 1997 filed with the SEC on March 27, 1998.
(3)	Incorporated by reference to the Company’s 10-KSB for the year ended December 31, 2000, filed with the SEC on March 26, 2001.
(4)	Incorporated by reference to the Company’s 10-KSB Report for the year ended December 31, 2001, filed with the SEC on March 14, 2002.
(5)	Incorporated by reference to the Company’s 10-KSB Report for the year ended December 31, 1994.
(6)	Incorporated by reference to the Company’s 10-QSB Report for the quarter ended March 31, 2001, filed with the SEC on May 8, 2001.
(7)	Incorporated by reference from the Company's 10-KSB Report for the year ended December 31, 1995.
(8)	Incorporated by reference from the Company's 10-KSB reported for the year ended December 31, 1996, filed with the SEC on March 31, 1997.
(9)	Incorporated by reference from Registration Statement on Form S-8 No. 333-31105 filed with the SEC on July 11, 1997 with amendment to such plan incorporated by reference, from Registration Statement on Form S-8, File No. 333-83235 filed with the SEC on July 20, 1999.
(10)	Incorporated by reference from the Company's 10-KSB for the year ended December 31, 1997, filed with the SEC on March 27, 1998.
(11)	Incorporated by reference from the Company’s 10-KSB for the year ended December 31, 1998, filed with the SEC on March 26, 1999.
(12)	Incorporated by reference from the Company's 10-KSB for the year ended December 31, 1999, filed with the SEC on March 28, 2000.
(13)	Incorporated by reference from the Company’s 10-QSB for the quarter ended March 31, 2002, filed with the SEC on May 10, 2002.
(14)	Incorporated by reference from the Company’s 10-QSB for the quarter ended September 30, 2002, filed with the SEC on October 29, 2002.
(15)	Incorporated by reference from the Company's 10-KSB for the year ended December 31, 2002, filed with the SEC on March 20, 2003.
(16)	Incorporated by reference from the Company’s 10-QSB for the quarter ended March 31, 2003, filed with the SEC on May 8, 2003.
(17)	Incorporated by reference from the Company's 10-QSB for the quarter ended June 30, 2003, filed with the SEC on August 4, 2003.
(18)	Incorporated by reference from the Company's 10-QSB for the quarter ended September 30, 2003, filed with the SEC on November 12, 2003.
(19)	Incorporated by reference from the Company's 10-KSB for the year ended December 31, 2003, filed with the SEC on March 23, 2004.
(20)	Incorporated by reference from the Company's 10-QSB for the quarter ended June 30, 2004, filed with the SEC on August 9, 2004.
(21)	Incorporated by reference from the Company's 10-Q for the quarter ended September 30, 2005, filed with the SEC on October 20, 2005.
(22)	Incorporated by reference from the Company’s 8-K filed with the SEC on May 17, 2007.
(23)	Incorporated by reference from the Company’s 8-K filed with the SEC on July 25, 2007.

(b) Financial Statement Schedules

All schedules are omitted because the required information is not applicable or is included in the financial statements of Business First National Bank and the related notes.

(c) The opinion of Sandler O’Neill & Partners, L.P., is included as Appendix B to the proxy statement- prospectus in Part I of this Registration Statement.

Item 22. Undertakings

(a) Furnish the undertakings required by Item 512 of Regulation S-K (§229.512 of this chapter).

(1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) The undersigned registrant hereby undertakes as follows:

(i)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
(ii)	The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed in Item 20 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus by Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements of filing on Form S-4 and authorized this Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned in Paso Robles, State of California on September 6, 2007.

Heritage Oaks Bancorp

By:	/s/ Lawrence P. Ward Lawrence P. Ward Title Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

* Michael Morris	Chairman of the Board of Directors	September 6, 2007
* Donald H. Campbell	Vice Chairman of the Board of Directors	September 6, 2007
* Kenneth Dewar	Director	September 6, 2007
* Mark C. Fugate	Director	September 6, 2007
* Dolores T. Lacey	Director	September 6, 2007
* Merle F. Miller	Director	September 6, 2007
* Daniel J. O’Hare	Director	September 6, 2007
* Alex Simas	Director	September 6, 2007
/s/ Lawrence P. Ward Lawrence P. Ward	Director	September 6, 2007
* By /s/ Lawrence P. Ward Lawrence P. Ward Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Exhibit
23.2	Consent of Vavrinek, Trine, Day & Co.
23.3	Consent of Vavrinek, Trine, Day & Co.
23.6	Consent of Michael Behrman, M.D.
99.1	Form of Proxy for Business First National Bank